UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2009

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 11, 2009, Registrant's wholly-owned subsidiary First-Citizens Bank & Trust Company (FCB) entered into an agreement with the Federal Deposit Insurance Corporation (FDIC) to purchase substantially all the assets and assume the majority of the liabilities of Venture Bank of Lacey, Washington. The FDIC serves as Receiver of Venture Bank.

At June 30, 2009, Venture Bank had total assets of $968.4 million, which represents 5.6 percent of Registrant's consolidated assets at that date.

Further information regarding the transaction is included in FCB's news release dated September 11, 2009, attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed with this Report:

Exhibit No.	Exhibit Description

99	News release titled First Citizens Bank Acquires Venture Bank of Washington dated September 11, 2009 issued by Registrant's wholly-owned subsidiary First-Citizens Bank & Trust Company

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by various factors including, but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, retention of customers of acquired entities, integration of the operations of acquired entities, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions including deterioration of collateral values.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc. (Registrant)
September 14, 2009 (Date)	/s/ KENNETH A. BLACK Kenneth A. Black Vice President